Exhibit 10.1

THE MSC.SOFTWARE CORPORATION

2006 PERFORMANCE INCENTIVE PLAN

NON-EMPLOYEE DIRECTOR NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-EMPLOYEE DIRECTOR NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) dated as of the _________ day of ____________, ______, (the “Effective Date”) by and between MSC.SOFTWARE CORPORATION, a Delaware corporation (the “Corporation”), and _______________________ (the “Director”).

RECITALS

WHEREAS, the Corporation has adopted and the stockholders of the Corporation have approved the MSC.Software Corporation 2006 Performance Incentive Option Plan (the “Plan”);

WHEREAS, pursuant to Section 5 of the Plan, the Corporation has granted to the Director effective as of the __________ day of ________________, _____ (the “Option Date”) a stock option to purchase all or any part of ____________ shares of the Corporation’s Common Stock, par value $0.01 per share (the “Common Stock”), subject to and upon the terms and conditions set forth in this Agreement and in the Plan.

NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties agree as follows:

1.	Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2.	Grant of Option. This Agreement evidences the Corporation’s grant to the Director of the right and option to purchase, subject to and upon the terms and conditions set forth in this Agreement and in the Plan, all or any part of __________ shares of the Common Stock (the “Shares”) at the price of $______________ per share (the “Option”), exercisable from time to time, subject to the provisions of this Agreement and the Plan, prior to the close of business on the day before the tenth anniversary of the Option Date (the “Expiration Date”). Such price equals not less than the Fair Market Value of a share on the Option Date.

3.	Exercisability of Option. Except as provided in the Plan or in any resolution of the Board adopted after the date hereof, the Option shall become vested and exercisable as to 100% of the Shares on the day before the first anniversary of the Option Date.

To the extent that the option is vested and exercisable, if the Director does not in any year purchase all or any part of the Shares to which the Director is entitled, the Director has the right cumulatively thereafter to purchase any Shares not so purchased and such right shall continue until the Option terminates or expires. The Option shall only be exercisable in respect of whole shares, and fractional share interests shall be disregarded. The Option shall be exercisable by the delivery to the Chief Financial Officer of the Corporation (or such other person as the Administrator may require pursuant to such administrative exercise procedures as the Administrator may implement from time to time) of a written notice stating the number of Shares to be purchased pursuant to the Option and accompanied by payment made in accordance with and in a form permitted by Section 5.5 of the Plan for the full purchase price of the Shares to be purchased.

4.	Service and Effect of Termination of Service. The Director agrees to serve as a member of the Board in accordance with the provisions of the Corporation’s Certificate of Incorporation, By-Laws, and applicable law. If a Non-Employee Director’s services as a member of the Board terminate for any reason, an Option granted under the Plan that is held by such Director will terminate to the extent that it is not then exercisable, and any portion of such Option that is then exercisable may be exercised for only twelve (12) months after the date of such termination or until the expiration of the stated term of such Option, whichever first occurs.

5.	Termination due to Death or Total Disability. If the termination of the Director’s employment or services is the result of the Director’s death or Total Disability (as defined below), (a) the Director (or his beneficiary or personal representative, as the case may be) will have until the date that is 12 months after the Director’s Severance Date to exercise the Option, (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 12-month period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 12-month period;

For purposes of the Option, “Total Disability” means a “permanent and total disability” (within the meaning of Section 22(e) (3) of the Code or as otherwise determined by the Administrator).

6.	Automatic Acceleration Upon Change in Control Event. Upon a Change in Control Event, any Options that are not then otherwise vested (and have not previously terminated pursuant to this Agreement) shall automatically become vested upon the occurrence of such event.

7.	General Terms. The Option and this Agreement are subject to, and the Corporation and the Director agree to be bound by, the terms and conditions of the Plan, incorporated herein by this reference. The Director acknowledges receiving a copy of the Plan and reading its applicable provisions. The Option is subject to adjustment, acceleration, and early termination as provided in Section 7 of the Plan. The Option is subject to the transfer restrictions provided in Section 5.7 of the Plan.

8.	Notices.

Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Director at the address last reflected on the Corporation’s payroll records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be delivered in person or shall be enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Director is no serving on the Board of the Corporation or a

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Subsidiary, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 8.

9.	Plan.

The Option and all rights of the Director under this Agreement are subject to the terms and conditions of the Plan, incorporated herein by this reference. The Director agrees to be bound by the terms of the Plan and this Agreement (including these Terms). The Director acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not and shall not be deemed to create any rights in the Director unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

10.	Entire Agreement.

This Agreement (including these Terms) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Director hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

11.	Governing Law.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

12.	Effect of this Agreement.

Subject to the Corporation’s right to terminate the Option pursuant to Section 7.4 of the Plan, this Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.

13.	Counterparts.

This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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14.	Section Headings.

The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

DIRECTOR	MSC.SOFTWARE CORPORATION (a Delaware corporation)

By:
Signature

Title:
Print Name

Date:
Address

City, State, Zip Code

CONSENT OF SPOUSE

In consideration of the execution of the foregoing Agreement by MSC.Software Corporation, I, _________________________, the spouse of the Director therein named, do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.

DATED:	______________, 20__.
Signature of Spouse

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